UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 7, 2007

THE SAVANNAH BANCORP, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-18560	58-1861820
State of Incorporation	SEC File No.	Tax I.D. No.

25 Bull Street, Savannah, GA 31401
(Address of principal executive offices) (Zip Code)

912-629-6486
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

The Savannah Bancorp, Inc.

FORM 8-K
CURRENT REPORT

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 7, 2007, the Audit Committee of the Board of Directors of The Savannah Bancorp, Inc. (the “Company”) determined that the independent public accounting firm of the Company, BDO Seidman, LLP (“BDO”), would be replaced by Mauldin & Jenkins, LLC for the Company’s fiscal year ending December 31, 2007.  BDO was notified of this decision on March 7, 2007. The appointment of Mauldin & Jenkins, LLCand BDO’s termination will become effective upon BDO’s completion of the audit of the Company’s consolidated financial statements as of and for the fiscal year ending December 31, 2006 and the filing of the Company’s Form 10-K as of and for the year ending December 31, 2006.

BDO’s audit reports on the Company’s financial statements as of and for the fiscal years ended December 31, 2006 and 2005 did not contain any adverse opinions or disclaimers of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2006 and 2005 and through March 7, 2007, (i) there were no disagreements between the Company and BDO on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO, would have caused BDO to make reference in their opinions to the subject matter of the disagreement, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K with respect to the Company during the years ended December 31, 2006 and 2005.

The Company has provided BDO with a copy of the foregoing statements and has received from BDO a letter addressed to the Securities and Exchange Commission stating that BDO agrees with the above statements.  A copy of the letter from BDO is being filed as Exhibit 16.1 to this Form 8-K.

During the years ended December 31, 2006 and 2005, neither the Company nor anyone acting on behalf of the Company, consulted with Mauldin & Jenkins, LLC regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Savannah Bancorp, Inc.

March 7, 2007	By:	/s/ Robert B. Briscoe
Robert B. Briscoe
Chief Financial Officer